[FORM OF MEDIUM-TERM FLOATING RATE NOTE]


                      [FORM OF FACE OF NOTE]


         IF APPLICABLE, THE "TOTAL AMOUNT OF OID," "ORIGINAL YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE APPROPRIATE METHOD SET FORTH BELOW) HAS BEEN COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.



         If the registered owner of this Note is The Depository Trust Company or a nominee thereof, this Note is a Global Security and the following legends are applicable: THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.*

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.*

         THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT, IS NOT AN OBLIGATION OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF HSBC AMERICAS, INC. AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.


---------------

*  Applies only if this Note is a Global Security

REGISTERED
NUMBER FLR _______                                     $_________

                       HSBC AMERICAS, INC.
             MEDIUM-TERM SENIOR NOTE, SERIES [**-***]
                         (Floating Rate)

                                                    CUSIP _______

ORIGINAL ISSUE DATE:                    BASE RATE:
STATED MATURITY DATE:                   (check one)
FINAL MATURITY DATE:                    ___CD Rate
INITIAL INTEREST RATE:                  ___ CMT Rate
INDEX MATURITY:                         CMT Telerate Page:____
INDEX MATURITY FOR INITIAL              CMT Maturity Index:___
INTEREST RATE (IF DIFFERENT):           ___Commercial Paper Rate
INDEX MATURITY FOR FINAL                ___Federal Funds Rate
INTEREST PAYMENT PERIOD                 ___LIBOR
(IF DIFFERENT):                         ___Prime Rate
SPREAD:                                 ___Treasury Rate
SPREAD MULTIPLIER
MAXIMUM INTEREST RATE:
MINIMUM INTEREST RATE:              ___Other:________________
INTEREST PAYMENT DATES:
INTEREST RATE RESET DATE(S):            [  ]  This Note is a
INTEREST RATE RESET PERIOD:                   Renewable Note.
INITIAL REDEMPTION DATE:                      See Attached Rider
INITIAL REDEMPTION PERCENTAGE:
ANNUAL REDEMPTION PERCENTAGE REDUCTION:
REPAYMENT DATE(S):
TOTAL AMOUNT OF OID:
ORIGINAL YIELD TO MATURITY:
APPLICABILITY OF MODIFIED
PAYMENT UPON ACCELERATION:
IF YES, ISSUE PRICE:
INITIAL ACCRUAL PERIOD OID:
CALCULATION AGENT:                      [  ]  This Note is an
ADDITIONAL TERMS:                             Extendible Note.
                                              See Attached Rider.


--------------

**   Insert year of original issue of this series of Notes.
*** Insert letter of designation beginning with "A" for the first series issued in such calendar year of original issue and continuing alphabetically thereafter.

         HSBC Americas, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ______________________________________________, or registered assigns, the principal sum of ________________ DOLLARS on the Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest thereon, except as provided below, at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Rate Reset Date specified above and thereafter at a rate determined in accordance with the provisions on the reverse hereof, depending upon the appropriate Base Rate and Index Maturity specified above, until the principal hereof is paid or duly provided for. The Company will pay interest on the Interest Payment Dates specified above, commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, unless the Original Issue Date occurs between a Regular Record Date (as defined below), and the next succeeding Interest Payment Date, in which case commencing on the Interest Payment Date following the next succeeding Regular Record Date, and on the Stated Maturity Date or Final Maturity Date shown above (or any Redemption Date as defined on the reverse hereof or any Repayment Date with respect to which any such option has been exercised, each such Stated Maturity Date, Final Maturity Date, Redemption Date and Repayment Date being herein referred to as a "Maturity Date" with respect to the principal payable on such date). Except as provided below, interest on this Note will accrue from the Original Issue Date specified above until the principal amount is paid or duly provided for and will be computed as hereinafter described. Interest payable on this Note on any Interest Payment Date or the Maturity Date will include interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Original Issue Date specified above, to but excluding such Interest Payment Date or Maturity Date, as the case may be. If any Interest Payment Date falls on a day which is not a Business Day, as defined below, such Interest Payment Date shall be the following day that is a Business Day, except that if the Base Rate is LIBOR, if such next Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the preceding day that is a Business Day; and if the Maturity Date falls on a day which is not a Business Day, principal or interest payable with respect to such Maturity Date will be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity Date, and no additional interest shall accrue for the period from and after such Maturity Date to such next succeeding Business Day. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Note (or one or more predecessor Notes evidencing all or a portion of the same debt as this Note) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date, whether or not a Business Day (the "Regular Record Date"); provided, however, that the first payment of interest on any Note with an Original Issue Date, as specified above, between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the person in whose name this Note is registered at the close of business on such next succeeding Regular Record Date; and provided, further, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof shall be payable. Any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. As used herein, "Business Day" means any day, other than a Saturday or Sunday or a legal holiday in New York, New York, that is not a day (i) on which banking institutions or trust companies in New York, New York, are authorized or obligated by law to be closed and (ii) if the Base Rate is LIBOR, is a day on which dealings in deposits on Dollars are transacted in the London interbank market.

         The principal of and interest on this Note are payable in immediately available funds in such currency of the United States as at the time of payment is legal tender for payment of public and private debts at the office or agency of the Company designated as provided in the Indenture; provided, however, that interest may be paid, at the option of the Company, by check mailed to the person entitled thereto at his address last appearing on the registry books of the Company relating to the Notes. Notwithstanding the preceding sentence, payments of principal of and interest payable on the Maturity Date will be made by wire transfer of immediately available funds to a designated account maintained in the United States upon (i) receipt of written notice by the Trustee from the Holder hereof not less than one Business Day prior to the due date of such principal and (ii) presentation of this Note to the Paying Agent at Marine Midland Bank, as Paying Agent at 140 Broadway, New York, New York 10005, Facsimile (212) 658-6425.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

         Unless the Certificate of Authentication hereon has been executed by the Trustee or an Authenticating Agent on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed, by manual or facsimile signature, under its corporate seal or a facsimile thereof.


                              HSBC AMERICAS, INC.


                              By:  ____________________________
                                    [Title:        ]
ATTEST:



_________________________

_______________ Secretary

                  CERTIFICATE OF AUTHENTICATION


         This is one of the Debt Securities of the series designated above issued under the Indenture.


Dated: ____________________________


                                  BANKERS TRUST COMPANY,
                                  as Trustee

                                  By:  Marine Midland Bank,
                                  as Authenticating Agent


                                  By:  __________________________
                                          Authorized Signatory

                        [Reverse of Note]

                       HSBC AMERICAS, INC.
             MEDIUM-TERM SENIOR NOTE, SERIES [**-***]
                         (Floating Rate)



         This note is one of a duly authorized issue of Debt Securities of the Company designated as "Medium-Term Senior Notes" and limited in aggregate original issue price to $400,000,000 (herein called the "Medium-Term Notes") issued and to be issued under an Indenture dated as of October 24, 1996, (herein called the "Indenture"), between the Company and Bankers Trust Company (herein called the "Trustee," which term includes any successor trustee under the Indenture) to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Debt Securities (including the Medium-Term Notes), and the terms upon which the Debt Securities (including the Medium-Term Notes) are to be, authenticated and delivered. Marine Midland Bank, a wholly owned subsidiary of the Company, initially has been appointed as Authenticating Agent, Security Registrar and Paying Agent in respect of the Medium-Term Notes. The Medium-Term Notes are issuable in one or more series under the Indenture and each series may bear a different date, mature at a different time, bear interest at a different rate and vary in such other ways from other series as permitted by the Indenture. This note is one of a series of Medium-Term Notes designated as Medium-Term Notes, Series [**-***] limited in aggregate principal amount to $________________ (the notes of such series are hereinafter called the "Notes").

         This Note is not subject to any sinking fund.

         This Note may be subject to repayment at the option of the Holder only if the Repayment Date(s) are indicated on the face hereof. IF NO REPAYMENT DATES ARE SET FORTH ON THE FACE HEREOF, THIS NOTE MAY NOT BE SO REPAID AT THE OPTION OF THE HOLDER HEREOF PRIOR TO THE STATED MATURITY DATE. On any Repayment Date, this Note shall be repayable in whole or in part in increments of $1,000 principal amount at the option of the Holder hereof at a repayment price equal to 100% (except in the case of Notes issued with original issue discount, as described below) of the principal amount to be repaid, together with interest thereon payable to the Repayment Date (except as provided below). For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received, with the form below entitled "Option to Elect Repayment" duly completed, by the Paying Agent at Marine Midland Bank, as Paying Agent, 140 Broadway, New York, New York 10005, Facsimile (212) 658-6425 or such other address notice of which the Company shall from time to time give the Holders of the Notes, not more than 60 nor less than 30 days prior to a Repayment Date. Exercise of such repayment option by the Holder hereof shall be irrevocable.


--------------

**   Insert year of original issue of this series of Notes.
*** Insert letter of designation beginning with "A" for the first series issued in such calendar year of original issue and continuing alphabetically thereafter.

         This Note may be redeemed at the option of the Company on any date on and after the Initial Redemption Date, if any, specified on the face hereof (the "Redemption Date"). IF NO INITIAL REDEMPTION DATE IS SET FORTH ON THE FACE HEREOF, THIS NOTE MAY NOT BE REDEEMED AT THE OPTION OF THE CORPORATION PRIOR TO THE STATED MATURITY DATE. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 principal amount at the option of the Company on any Redemption Date at the applicable Redemption Price (as defined below), on notice given not more than 60 nor less than 30 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed principal amount hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

         If this Note is redeemable at the option of the Company, the "Redemption Price" shall initially be the sum of (i) the Initial Redemption Percentage, specified on the face hereof, of the principal amount of this Note (except in the case of Notes issued with original issue discount, as described below) to be redeemed which shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified on the face hereof, of the principal amount to be redeemed until the Initial Redemption Percentage as adjusted on each such anniversary shall have declined to be equal to 100% of such principal amount (except in the case of Notes issued with original issue discount, as described below), plus (ii) accrued and unpaid interest, if any, to the Redemption Date.

         If this Note is of a series of Medium-Term Notes that are Discount Securities (as defined in the Indenture) issued with original issue discount, the Redemption Price of this Note on any Redemption Date shall be limited to the face amount hereof (the principal amount due hereon at the Stated Maturity Date hereof) multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the face amount hereof) plus the original issue discount amortized from the Original Issue Date to the Redemption Date (also expressed as a percentage of the face amount hereof), which amortization shall be calculated using the "constant interest rate method" (computed in accordance with generally accepted accounting principles in effect on the Redemption Date). If this Note is of a series of Medium Term Notes that are Discount Securities, and by its terms bears interest only after the Stated Maturity Date hereof, no interest shall be payable except after such Stated Maturity Date

         Accrued interest hereon shall be calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day from and including the Original Issue Date, or from but excluding the last date to which interest has been paid, as the case may be, to and including the date for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day shall be computed by dividing the interest rate in effect on such day by 360 or, in the case of Notes having the Treasury Rate or the CMT Rate as their Base Rate, by the actual number of days in the year.

         The Base Rate (as defined herein) with respect to this Note may be (i) the CD Rate, (ii) the Commercial Paper Rate,
(iii) LIBOR, (iv) the Federal Funds Rate, (v) the Prime Rate,
(vi) the

Treasury Rate, (vii) the CMT Rate, or (viii) such other rate as will be described on the face hereof and a rider to this Note.

         Except as described below, this Note will bear interest at the rate determined by reference to the appropriate interest rate basis (the "Base Rate") and Index Maturity shown on the face hereof (i) plus or minus the Spread, if any, or (ii) multiplied by the Spread Multiplier, if any, specified on the face hereof. The interest rate in effect on each day shall be (a) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) pertaining to such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date pertaining to the next preceding Interest Reset Date, provided that (i) the interest rate in effect from the Original Issue Date to the first Interest Reset Date shall be the Initial Interest Rate specified on the face hereof, and (ii) the interest rate in effect for the ten calendar days immediately prior to the Maturity Date shall be the rate in effect on the tenth calendar day preceding such Maturity Date. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day, except that if the Base Rate specified on the face hereof is LIBOR, if such next Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. The term "Final Interest Payment Period" means the period from the final Interest Reset Date to the Maturity Date.

         The Interest Determination Date with respect to any Note that has as its Base Rate the CD Rate, the Commercial Paper Rate, the Federal Funds Rate, the Prime Rate or the CMT Rate will be the second Business Day preceding the Interest Reset Date. The Interest Determination Date with respect to LIBOR shall be the second London Banking Day (as defined below) preceding the Interest Reset Date. The Interest Determination Date with respect to the Treasury Rate shall be the day of the week in which the Interest Reset Date falls on which Treasury bills of the Index Maturity specified on the face hereof normally would be auctioned; provided, however, that if as a result of a legal holiday an auction is held on the Friday of the week preceding the Interest Reset Date, the related Interest Determination Date shall be such preceding Friday; and provided, further, that if an auction shall fall on any Interest Reset Date then the Interest Reset Date shall instead be the first Business Day following such auction.

         The "Calculation Date" pertaining to any Interest Determination Date shall be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day next preceding the applicable Interest Payment Date or Maturity Date, as the case may be.

         All percentages resulting from any calculation on the Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation on the Notes will be rounded to the nearest cent (with one-half cent being rounded upward).

         Determination of CD Rate. CD Rate means, with respect to an Interest Determination Date (a "CD Rate Interest Determination

Date"), the rate on such CD Rate Interest Determination Date for negotiable certificates of deposit having the Index Maturity specified on the face hereof, as such rate is published by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Federal Reserve Board ("H.15(519)"), under the heading "CDs (Secondary Market)," or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CD Rate Interest Determination Date, the CD Rate will be the rate on such CD Rate Interest Determination Date for negotiable certificates of deposit of the Index Maturity specified on the face hereof, as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" ("Composite Quotations") under the heading "Certificates of Deposit." If such rate is not published in either H.15(519) or the Composite Quotations by 3:00 P.M., New York City time, on such Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks with a remaining maturity closest to the Index Maturity specified on the face hereof in denominations of $5,000,000; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the CD Rate for such CD Rate Interest Determination Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

         Determination of CMT Rate. CMT Rate means with respect to an Interest Determination Date relating to a CMT Rate Note or any Floating Rate Note for which the interest rate is determined by reference to the CMT Rate (a "CMT Rate Interest Determination Date"), the rate displayed on the designated CMT Telerate Page under the caption "Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays approximately 3:45 p.m.," under the column for the Designated CMT Maturity Index for
(i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week, or the month, as applicable, ended immediately preceding the week in which the Related CMT Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such Treasury Constant Maturity Rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published, or if not published by 3:00 p.m. New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such Treasury Constant Maturity Rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the CMT Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each a "Referenced Dealer") in The City of New York selected by the Calculation Agent (from five such Referenced Dealers selected by the Calculation Agent by eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct, non- callable fixed rate obligations of the United States ("Treasury Note") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate for such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market side offer prices as of approximately 3:30 p.m. New York City time, on the CMT Rate Interest Determination Date of three Referenced Dealers in The City of New York (from five such Referenced Dealers selected by the Calculation Agent by eliminating the highest quotation (or, in the even of equality, one of the highest) and lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100,000,000. If three or four (and not five) of such Referenced Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor lowest of such quotes will be eliminated; provided however, that if fewer than three Referenced Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the third preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Rate Note with the shorter remaining term to maturity will be used.

         "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service or successor service on the page designated on the face of this Note (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)), or the purpose of displaying Treasury Constant Maturity as reported in H.15(519). If no such page is specified, the Designated CMT Telerate Page shall be 7052, for the most recent week.

         "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury Securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified on the fact of this Note with respect to which the CMT Rate will be calculated. If no such maturity is specified on the face of this Note, the Designated CMT Maturity Index shall be two years.

         Determination of Commercial Paper Rate. The Commercial Paper Rate means, with respect to an Interest Determination Date (a "Commercial Paper Rate Interest Determination Date"), the Money Market Yield (as defined below) of the rate on such date for commercial paper having the Index Maturity specified on the face hereof as published in H.15(519) under the heading "Commercial Paper--Nonfinancial." In the event such rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Commercial Paper Rate Interest Determination Date, the Commercial Paper Rate shall be the Money Market Yield on such Commercial Paper Rate Interest Determination Date of the rate for commercial paper having the Index Maturity specified on the face hereof as published in Composite Quotations under the heading "Commercial Paper." If such rate is not published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on such Calculation Date, the Commercial Paper Rate for that Commercial Paper Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield determined on the basis of a rate which is the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper having a maturity equal to the Index Maturity specified on the face hereof placed for an industrial issuer whose bond rating is "AA", or the equivalent, by a nationally recognized securities rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the Commercial Paper Rate with respect to such Commercial Paper Rate Interest Determination Date will be the Commercial Paper Rate then in effect on such Commercial Paper Rate Interest Determination Date.

         "Money Market Yield" shall be the yield (expressed as a percentage rounded to the nearest one ten-thousandth of a percent, with five one hundred-thousandths of a percent rounded upward) calculated in accordance with the following formula:

                                  D x 360
         Money Market Yield = ---------------- x 100
                               360 - (D x M)

where "D" refers to the per annum commercial paper rate on a bank discount basis, expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

         Determination of Federal Funds Rate. The Federal Funds Rate means, with respect to an Interest Determination Date (a "Federal Funds Rate Interest Determination Date"), the rate on that date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." If H.15(519) is not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Federal Funds Rate Interest Determination Date, the Federal Funds Rate will be the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Federal Funds Rate Interest Determination Date, the Federal Funds Rate for such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal Funds as of 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date quoted by each of three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if fewer than three such brokers are so quoting such rates, the Federal Funds Rate with respect to such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate then in effect on such Federal Funds Rate Interest Determination Date.



         Determination of LIBOR. LIBOR means the rate determined by the Calculation Agent in accordance with the following provisions:


             (i) With respect to an Interest Determination Date (a "LIBOR Interest Determination Date"), LIBOR will be "LIBOR Telerate" unless "LIBOR Reuters" is specified on the face of this Note. "LIBOR Telerate" is the rate for deposits in Dollars having a maturity equal to the Index Maturity specified on the face hereof that appears on the Designated LIBOR Page (as defined below) specified on the face hereof as of 11:00 A.M. London time, on that LIBOR Interest Determination Date. "LIBOR Reuters" is that rate which is the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in Dollars having a maturity equal to the Index Maturity specified on the face hereof that appear on the Designated LIBOR Page specified on the face hereof as of 11:00 A.M. London time, on that LIBOR Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page. If LIBOR cannot be determined under this clause (i), LIBOR in respect of the related LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in clause (ii) below.


             (ii) With respect to a LIBOR Interest
             Determination Date on which the applicable
             LIBOR rate cannot be determined under clause
             (i) above, the Calculation Agent will request the principal London offices of each of four major banks in the London interbank market, as selected by the Calculation Agent to provide the Calculation Agent with its offered quotation for deposits in Dollars for a period equal to the Index Maturity specified on the face hereof to prime banks in the London interbank market commencing on the applicable Interest Reset Date at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in Dollars in such market at such time. If at least two such quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are provided,

             LIBOR for such LIBOR Interest Determination
             Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M. in The
             City of New York, on such LIBOR Interest
             Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in Dollars to leading European banks, having a maturity equal to the Index Maturity specified on the face hereof commencing on the applicable Interest Reset Date and in a principal amount that is representative for a single transaction in Dollars in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined on such LIBOR Interest Determination Date will be LIBOR then in effect on such LIBOR Interest Determination Date.

         "Designated LIBOR Page" means either (a) if "LIBOR Telerate" is specified on the face hereof, the display on the Dow Jones Telerate Service or successor service for the purpose of displaying the London interbank offered rates of major banks for Dollars, or (b) if "LIBOR Reuters" is specified on the face hereof, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank offered rates of major banks for Dollars. If neither LIBOR Telerate nor LIBOR Reuters is specified on the face hereof, LIBOR for Dollars will be determined as if LIBOR Telerate Page 3750, had been specified.

         Determination of Prime Rate. Prime Rate means, with respect to an Interest Determination Date (a "Prime Rate Interest Determination Date"), the rate set forth on such date in H.15(519) under the heading "Bank Prime Loan," or if not so published prior to 9:00 A.M. New York City time, on the Calculation Date pertaining to such Prime Rate Interest Determination Date, then the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen U.S. Prime 1 (as defined below) as such bank's prime rate or base lending rates as in effect for that Prime Rate Interest Determination Date. If fewer than four such rates but more than one such rate appear on the Reuters Screen U.S. Prime 1 for the Prime Rate Interest Determination Date, the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the prime rates, quoted on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on such Prime Rate Interest Determination Date by four major money center banks in The City of New York as selected by the Calculation Agent. If fewer than two such rates appear on the Reuters Screen U.S. Prime 1, the Prime Rate will be determined by the Calculation Agent as of the close of business on the Prime Rate Interest Determination Date, on the basis of the prime rates, as of the close of business on the Prime Rate Interest Determination Date, furnished in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least $500 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate for such

Prime Rate Interest Determination Date will be the Prime Rate then in effect on such Prime Rate Interest Determination Date.

         "Reuters Screen U.S. Prime 1" means the display designated as page "U.S. Prime 1" on the Reuters Monitor Money
Rates Service (or such other page as may replace the U.S. Prime 1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).


         Determination of Treasury Rate. Treasury Rate means, with respect to an Interest Determination Date (a "Treasury Rate Interest Determination Date"), the rate for the auction held on such Treasury Rate Interest Determination Date of direct obligations of the United States ("Treasury Bills") having a maturity equal to the Index Maturity specified on the face hereof, as published in H.15(519) under the heading "U.S. Government Securities -- Treasury Bills -- auction average (investment)." If such rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Rate Interest Determination Date, the Treasury Rate will be the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Interest Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity specified on the face hereof are not reported as provided by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Interest Determination Date, then the Treasury Rate for such Treasury Rate Interest Determination Date shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent, for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified on the face hereof; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate with respect to such Treasury Rate Interest Determination Date will be the Treasury Rate then in effect on such Treasury Rate Interest Determination Date.

         Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

         At the request of the Holder hereof, the Calculation
Agent will provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date.

         [The provisions of Article Fourteen of the Indenture do not apply to Securities of this Series.]****

         If an Event of Default (defined in the Indenture as (i) the Company's failure to pay principal of (or premium, if any, on) the Notes when due, or to pay interest on the Notes within 30 days after the same becomes due and payable, (ii) the Company's breach of its other covenants contained in this Note or the Indenture, which breach is not cured within 60 days after written notice by the Trustee or the Holders of at least 25% in outstanding principal amount of all Outstanding Notes, (iii) certain events involving the bankruptcy, insolvency or liquidation of the Company) shall occur, or (iv) a default shall have occurred under any note or other evidence of Indebtedness for Money Borrowed of the Company (including a default with respect to Medium-Term Notes or other Debt Securities of another series outstanding under the Indentures) or Marine Midland Bank in an aggregate principal amount exceeding $5,000,000, which default results in acceleration of such indebtedness that persists more than 10 days after written notice by the trustee or the Holder, of at least 25% in outstanding principal amount of all Outstanding Notes, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         If this Note is of a series of Medium-Term Notes that are Discount Securities and the face hereof indicates that this
Note is subject to "Modified Payment Upon Acceleration", then if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the face amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the face amount hereof) plus the original issue discount amortized from the Original Issue Date to the date of declaration (also expressed as a percentage of the face amount hereof), which amortization shall be calculated using the "constant interest rate method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration).

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company with the consent of the Holders of not less than 66-2/3% in aggregate principal amount of the Notes then Outstanding and of each other series of Debt Securities then Outstanding under the Indenture and affected by such amendment and modification voting separately. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes then Outstanding, on behalf of the Holders of all of the Notes, to waive certain past defaults under the Indenture and their consequences. The Indenture contains provisions permitting the Holders of at least 66-2/3% in aggregate principal amount of Notes then Outstanding, before the time for compliance, to waive compliance by the Company with certain covenants of the Indenture on behalf of the Holders of all Notes then Outstanding. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this


------------

**** Text in brackets to be included in the Medium-Term Notes of any series if so specified by Officer's Certificate.

Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for issue hereof, expressly waived and released.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the registry books of the Company relating to the Notes, upon surrender of this Note for registration of transfer at the office or agency of the Company designated by it pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount as this Note, will be issued to the designated transferee or transferees.

         The Notes are issuable only as registered Notes without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture, and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, the Paying Agent and any agent of the Company, the Trustee or any Paying Agent may treat the Person in whose name this Note is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company, the Trustee, the Paying Agent nor any such agent shall be affected by notice to the contrary.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

If the Notes are to be issued and outstanding pursuant to a book-entry system, the following paragraph is applicable: The Notes are being issued by means of a book-entry system with no physical distribution of certificates to be made except as provided in the Indenture. The book-entry system maintained by The Depository Trust Company ("DTC") will evidence ownership of the Notes, with transfers of ownership effected on the records of DTC and its participants pursuant to rules and procedures established by DTC and its participants. The Company will recognize Cede & Co., as nominee of DTC, while the registered owner of the Notes, as the owner of the Notes for all purposes, including payment of principal and interest, notices and voting. Transfer of principal and interest to participants of DTC will be the responsibility of DTC, and transfer of principal and interest to beneficial owners of the Notes by participants of DTC will be the responsibility of such participants and other nominees of such beneficial owners. So long as the book-entry system is in effect, the selection of those specific Notes to be redeemed will be determined by DTC pursuant to rules and procedures established by DTC and its participants. The Company will not be responsible or liable for such transfers or payments or for maintaining, supervising or reviewing the records maintained by DTC, its participants or persons acting through such participants.

                          ABBREVIATIONS


         The following abbreviations, when used in the inscription on the face of the within Note, shall be construed as though they were written out in full according to applicable laws or regulations:

                  TEN COM--as tenants in common
              TEN ENT--as tenants by the entireties
       JT TEN--as joint tenants with right of survivorship
                   and not as tenants in common
         UNIF GIFT MIN ACT--..........Custodian.........
                              (Cust)            (Minor)
                Under Uniform Gifts to Minors Act
                .................................
                             (State)

         Additional abbreviations may also be used though not in the above list.

                     _______________________

                            ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


           [PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                 INCLUDING ZIP CODE OF ASSIGNEE]

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

Please Insert Social Security or Other Identifying Number of
Assignee: ____________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing __________________________________
Attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:______________________      ______________________________
                                  NOTICE: The signature to this
                                  assignment must correspond with
                                  the name as it appears upon the
                                  face of the within Note in
                                  every particular, without
                                  alteration or enlargement or
                                  any change whatever and must be
                                  guaranteed.

                    OPTION TO ELECT REPAYMENT


         The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at

_________________________________________________________________

_________________________________________________________________
(print or typewrite name and address of the undersigned)


         For this Note to be repaid, the Trustee (or the Paying Agent on behalf of the Trustee) must receive at Marine Midland Bank, as Paying Agent, 140 Broadway, New York, New York 10005, or at such other place or places of which the Company shall from time to time notify the Holder of this Note, not more than 60 nor less than 30 days prior to a Repayment Date, if any, shown on the face of this Note, this Note with this "Option to Elect Repayment" form duly completed.

         If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be in increments of $1,000 principal amount) which the Holder elects to have repaid and specify the denomination or denominations (which shall be $1,000 or an integral multiple of $1,000) of the Note(s) to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).



$___________________              _______________________________
Date _______________              NOTICE: The signature on this
                                  Option to Elect Repayment must
                                  correspond with the name as
                                  written upon the face of this
                                  Note in every particular,
                                  without alteration or
                                  enlargement or any change
                                  whatever.

                       RENEWABLE NOTE RIDER


         The Company and the purchaser of this Note have agreed that this Note is a Renewable Note which initially matures on the Stated Maturity Date shown on the face of this Note. At each Renewal Date, the maturity of this Note will be automatically extended to the corresponding New Maturity Date unless the Holder of this Note delivers a completed Extension Termination Notice to the Trustee or the Paying Agent on behalf of the Trustee not less than 15 nor more than 30 days prior to the applicable Renewal Date. The Extension Termination Notice may specify all or a portion of the outstanding principal amount of the Note (in increments of $1,000 principal amount) so long as the principal amount of the Note remaining Outstanding after repayment is an integral multiple of $1,000. Upon timely delivery of such Extension Termination Notice, the term of the principal amount of this Note subject to such notice will be deemed automatically to mature on the Stated Maturity Date or the then applicable New Maturity Date, as the case may be. The remaining principal amount of this Note, if any, will be deemed to automatically be extended to the corresponding New Maturity Date but in no circumstances may such maturity be extended beyond the Final Maturity Date.


         Notwithstanding any such extension, the interest rate applicable to this Note will continue to be calculated as set forth in this Note.


STATED MATURITY DATE:_________________________________

FINAL MATURITY DATE:__________________________________


 Renewal Date(s)             New Maturity Date(s)

                      EXTENDIBLE NOTE RIDER


         The Company and the purchaser of this Note have agreed that this Note is an Extendible Note, which means that the Company has the option to extend the maturity of this Note by delivery to the Trustee (or any duly authorized Paying Agent) of an Extendible Option Notice under the terms of this Note as supplemented by this Extendible Note Rider.


         Stated Maturity Date:

         Final Maturity Date:

         Extension Notice               Extended Maturity
         Due Date:                      Date:


         The Company may exercise its option with respect to an Extendible Note by delivery to the Trustee (or any duly appointed Paying Agent) of an Extendible Option Notice at least 45 but not more than 60 days prior to the Stated Maturity Date originally in effect with respect to such Note or, if the Stated Maturity Date of such Note has already been extended, the Extended Maturity Date then in effect. After such receipt and not later than 40 days prior to the Stated Maturity Date or an Extended Maturity Date, as the case may be (each, a "Maturity Date"), the Trustee (or any duly appointed Paying Agent) will mail first class mail, postage prepaid, to the Holder of such Extendible Note a notice (the "Extension Notice") relating to such extension period (the "Extension Period") setting forth (i) the election of the Company to extend the maturity of such Extendible Note, (ii) the new Extended Maturity Date, (iii) in the case of a Fixed Rate Note, the interest rate applicable to the Extension Period or, in the case of a Floating Rate Note, the Spread and/or Spread Multiplier applicable to the Extension Period, and (iv) the provisions, if any, for redemption during the Extension Period, including the date or dates on which, the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the mailing by the Trustee (or any duly appointed Paying Agent) of an Extension Notice to the Holder of an Extendible Note, the maturity of such Note shall be extended automatically as set forth in the Extension Notice, and, except as modified by the Extension Notice and as described in the next paragraph, such Extendible Note will have the same terms as prior to the mailing of such Extension Notice.

         Notwithstanding the foregoing, not later than 20 days prior to the Maturity Date for an Extendible Note (or, if such date is not a Business Day, on the immediately succeeding Business Day), the Company may, at its option, revoke the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, provided for in the Extension Notice and establish a higher interest rate, in the case of a Fixed Rate Note, or a higher Spread and/or Spread Multiplier, in the case of a Floating Rate Note, for the Extension period by mailing or causing the Trustee (or any duly appointed Paying Agent) to mail notice of such higher interest rate or higher Spread and/or Spread Multiplier, as the case may be, first class mail, postage prepaid, to the Holder of such Note. Such notice shall be irrevocable. All Extendible Notes with respect to which the Maturity Date is extended will bear such higher interest rate, in the case of a Fixed Rate Note, or higher Spread and/or Spread Multiplier, in the case of a Floating Rate Note, for the Extension Period.


         If the Company elects to extend the maturity of an Extendible Note, the Holder of such Note will have the option to elect repayment of such Note by the Company on the Maturity Date then in effect at a price equal to the principal amount thereof plus any accrued and unpaid interest to such date. In order for an Extendible Note to be so repaid on the Maturity Date, the Company must receive, at least 15 days but not more than 30 days prior to the Maturity Date then in effect with respect to the Note, (i) the Note with the form "Option to Elect Repayment" on the reverse of the Note duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of the Note, the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid, together with the duly completed form entitled "Option to Elect Repayment" attached to the Note, will be received by the Trustee (or any duly appointed Paying Agent) not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter, provided, however, that such telegram, telex, facsimile transmission or letter shall only be effective if such Note and duly completed form are received by the Trustee (or any duly appointed Paying Agent) by such fifth Business Day. Such option may be exercised by the Holder of an Extendible Note for less than the aggregate principal amount of the Note then Outstanding, provided that the principal amount of the Note remaining Outstanding after repayment is an integral multiple of $1,000.